Exhibit 99.1

Calumet Announces $120 million Extension with Stonebriar

Company Intends to Use Proceeds to Partially Redeem its Senior Notes due 2026

INDIANAPOLIS— (PR NEWSWIRE) — July 28, 2025 — Calumet, Inc. (NASDAQ: CLMT) ("Calumet" or the “Company”) announced today that it has extended its Shreveport terminal asset financing arrangement with Stonebriar Commercial Finance LLC (“Stonebriar”). This transaction increases the assigned value of these terminal assets to $120 million and will provide $80 million of proceeds to Calumet, the difference between the new value of the assets and the remaining $40 million balance on the prior schedule. The previous sale leaseback agreement originally valued these assets at $70 million, which were scheduled to be repurchased in February 2027. This transaction carries a cost of capital of 10.75%, and net proceeds will be used to reduce Calumet’s outstanding 11.00% Senior Notes due 2026 (“2026 Notes”). Further, Calumet has delivered a notice for a partial redemption of $80 million aggregate principal amount of its outstanding 2026 Notes at a redemption price of par, plus accrued and unpaid interest to, but not including, the redemption date of August 12, 2025.

“Stonebriar continues to be a valued partner to Calumet,” said Todd Borgmann, CEO. “The substantial value increase recognized through this transaction is a result of our Shreveport team’s relentless focus on improving the reliability and throughput of our facility, and we look forward to continuing to build upon the operational progress made at this important site.”

For more information, please see our Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”).

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, (i) our intended use of proceeds from the extension of our sale and leaseback agreement with Stonebriar, (ii) our expectation regarding our business outlook and cash flows, including with respect to our plans to de-leverage our balance sheet, (iii) the expected redemption of a portion of our outstanding 2026 Notes and (iv) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our ﬁlings with the SEC, including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and other filings with the SEC. We undertake no obligation to publicly update or revise any forward-

looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Investors:

John Kompa 317-957-5237

John.Kompa@calumetspecialty.com

Public Relations:

Media Oakes 317-957-5319

Media.Oakes@calumetspecialty.com